Exhibit 99.1

ASCENT CAPITAL GROUP

ANNOUNCES EXPIRATION AND RESULTS OF CASH TENDER OFFER FOR ANY AND ALL

OUTSTANDING 4.00% CONVERTIBLE SENIOR NOTES DUE 2020

Englewood, CO, — (GLOBE NEWSWIRE) March 29, 2019 — Ascent Capital Group, Inc. (NASDAQ: ASCMA) (“Ascent”) announced today the expiration and results of the previously announced cash tender offer (the “Offer”) to purchase any and all of its outstanding 4.00% Convertible Senior Notes due 2020 (the “Notes”). The Offer expired at 5:00 p.m., New York City time, on March 29, 2019 (the “Expiration Time”).

According to information provided by D.F. King & Co., Inc., the tender agent and information agent for the Offer, as of the Expiration Time, $20,841,000 aggregate principal amount of Notes, or 98.77% of the aggregate principal amount of Notes outstanding, had been validly tendered and not validly withdrawn in the Offer.

Ascent expects to accept for purchase all of the Notes validly tendered (and not validly withdrawn) prior to the Expiration Time and expects to make payment for such Notes on April 1, 2019.

The consideration to be paid under the Offer will be $950.00 per $1,000 principal amount of Notes with no accrued and unpaid interest to be payable. The aggregate Offer consideration for Notes validly tendered and accepted for purchase will be $19,798,950 and will be funded from cash on hand. For the avoidance of doubt, no accrued interest will be paid in respect of any Notes accepted for payment pursuant to the Offer.

The Offer was made pursuant to the offer to purchase and the related notice of guaranteed delivery, each dated February 19, 2019.

This press release shall not constitute an offer to purchase nor a solicitation of an offer to sell the Notes or any other securities, nor shall there be any offer, solicitation or sale of the Notes or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Offer and other matters that are not historical facts. Words such as “believes,” “estimates,” “anticipates,” “intends,” “expects,” “projects,” “plans,” “seeks,” “may,” “will,” “should” and similar expressions or, in each case, their negative or other variations or comparable terminology may identify forward-looking statements. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the ability of Ascent to satisfy the conditions to the settlement of the Offer, general market and economic conditions, changes in law and government regulations and other matters affecting the business of Ascent. These forward-looking statements speak only as of the date of this press release, and Ascent expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Ascent’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Ascent, including the most recent Forms 10-K and 10-Q for additional information about Ascent and about the risks and uncertainties related to Ascent’s business which may affect the statements made in this press release.

About Ascent and Brinks Home Security

Ascent Capital Group, Inc. (Nasdaq: ASCMA) is a holding company whose primary subsidiary operates as Brinks Home Security™, one of the largest home security and alarm monitoring companies in the U.S. Headquartered in the Dallas / Fort Worth area, Brinks Home Security secures over 900 thousand residential and commercial customers through highly responsive, simple security solutions backed by expertly trained professionals. The Company has the nation’s largest network of independent authorized dealers — providing products and support to customers in the U.S., Canada and Puerto Rico — as well as direct-to-consumer sales of DIY and professionally installed products. For more information on Ascent, see http://ir.ascentcapitalgroupinc.com.

Contact:

Erica Bartsch

Sloane & Company

212-446-1875

ebartsch@sloanepr.com